UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

August 16, 2009
Date of Report (date of earliest event reported)

ALIGN TECHNOLOGY, INC.
(Exact name of Registrant as specified in its charter)

Delaware	0-32259	94-3267295
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

881 Martin Avenue
Santa Clara, California 95050
(Address of principal executive offices)

(408) 470-1000
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Settlement Agreement

On August 16, 2009, Align Technology, Inc. (“Align”) and Ormco Corporation (“Ormco”) entered into a Settlement Agreement (the “Settlement Agreement”), pursuant to which Align has (1) paid Ormco a cash amount equal to approximately $13.15 million, and (2) agreed to issue to Danaher Corporation (“Danaher”), an affiliate of Ormco  up to 7,586,489 fully paid and nonassessable shares of its Common Stock (the “Shares”), 5,561,489 of which were issued to Danaher on August 16, 2009 pursuant to the Stock Purchase Agreement entered into between Align and Danaher on August 16, 2009 (the “Stock Purchase Agreement”), and subject to clearance under the Hart-Scott-Rodino Antitrust Improvements Act, as amended (the “HSR Act”), 2,025,000 of which will be issued to Danaher as soon as HSR Act clearance is received and all other conditions are met also pursuant to the Stock Purchase Agreement (the “Second Tranche Shares”).  If HSR Act clearance has not been received by September 30, 2009, then from September 30, 2009 to February 28, 2010, Danaher may elect to receive either the Second Tranche Shares or a cash payment in an amount equal to the number of such shares times the average closing price for the 10 trading days preceding such election.  If the Second Tranche Shares have not been issued by February 28, 2010, Danaher will receive the cash payment.

Pursuant to the terms of the Settlement Agreement, Ormco and Align will request judgment be entered on the claims resolved by the jury in the litigation involving the parties that is pending in the U.S. District Court for the Central District of California, Western Division, Case No. SACV 03-16 CAS (ANx) (the “Litigation”), and that all remaining claims in the Litigation be dismissed with prejudice.

In addition, the Settlement Agreement includes the following terms:

•
A release by Ormco of all past claims asserted by it against Align based upon Ormco’s U.S. Patent Number 6,616,444 (the “Patent”) and an agreement by Ormco not to assert against Align any claim of infringement based upon the Patent as a result of Align’s activities relating to removable aligners.

•
A release by Align of any and all past and future claims that claims 37, 38, 39, 40, and 69 of the Patent are not infringed by Align, that claims 37, 38, 39, 40, 45 and 69 of the Patent are invalid, and that the Patent is unenforceable and a waiver by Align of any right to appeal from or contest any of the findings, judgments, rulings or orders made by the court in the Litigation;

•
A covenant by Align that it will not, anywhere in the world, initiate or cause to be initiated against Ormco any claim of infringement of any patent owned or controlled by Align that is existing as of August 16, 2009, or that issues from any patent application having a filing date, or claiming priority to any patent application having a filing date, no later than August 16, 2009, for any activities relating to those products currently being manufactured and/or sold by Ormco, including any enhancements to those products; provided, however, that those removable aligner products are created without using a computer or other digital means to create the physical model of the teeth on which the aligners are formed; and

Stock Purchase Agreement

On August 16, 2009, Align and Danaher entered into the Stock Purchase Agreement.  The Shares may not be resold except pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”) or an available exemption from registration under the Securities Act and applicable state securities laws.  In addition, Danaher is contractually restricted from selling the Shares to any of Align’s competitors or any activist investor until August 16, 2010.

The Shares are also subject to a standstill period commencing on August 16, 2009 and ending on the first to occur of (1) termination of the exclusivity period set forth in the Joint Development, Marketing and Sales Agreement dated as of August 16, 2009 between Align and Ormco (the “Joint Development, Marketing and Sales Agreement”), (2) February 16, 2011, or (3) a Standstill Termination Event (as defined below), during which time Danaher may not: (i) acquire any voting securities or rights to acquire any voting securities such that Danaher would beneficially own in excess of approximately 11.4% of the outstanding voting securities of Align (the “Contemplated Percentage”); provided, however, if a party or group of persons formed for the purpose of acquiring, holding, voting or disposing of voting securities which would be required under Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) to file a statement on Schedule 13D (a “13D Group”) acquires more shares of outstanding Align Common Stock than the Contemplated Percentage, the Contemplated Percentage will be increased to that percentage, but not in excess of 14.9%; (ii) participate in any solicitation of proxies; (iii) subject any Shares to any voting arrangement or agreement with any third party; (iv) make any public announcement of or proposal for extraordinary transaction involving Align; (v) form or join a 13D Group, or other group for the purpose of acquiring, holding, voting or disposing of securities of Align; (vi) otherwise act or seek to control the management, Board of Directors or policies of Align; or (vii) take any action that would reasonably be expected to require Align to make a public announcement regarding the possibility of any of the events described above.

A “Standstill Termination Event” means: (i) Align enters into any agreement with respect to any change in control of Align; (ii) any person or 13D Group shall have become the beneficial owner of 20% or more of any class of securities of Align; (iii) Align redeems any rights under any shareholder rights plan to facilitate any change in control or any acquisition of securities by any person or 13D Group, unless with respect to a modification which would result in a person or 13D Group  becoming the beneficial owner of less than 20% of any class of securities of Align, Align contemporaneously takes such action as may be necessary to permit Danaher to acquire the same beneficial ownership in the aggregate as such person or 13D Group and Align agrees to amend the definition of “Contemplated Percentage” to permit such acquisition; (iv) a tender or exchange offer is made that if consummated would constitute a change in control of Align; (v) any person or 13D Group publicly announces an intention to commence a tender or exchange offer that if consummated would constitute a change in control of Align; (vi) any person or 13D Group commences a proxy solicitation by which the person or 13D Group would, if successful, elect or acquire the ability to elect a majority of the Board of Directors; or (vii) Align makes an assignment for the benefit of creditors or commences any proceeding under any bankruptcy, reorganization, insolvency, dissolution or liquidation law of any jurisdiction or any such petition is filed or any such proceeding is commenced against Align or any of its subsidiaries.

In addition, during the Standstill Period, Danaher has agreed to vote all of the Shares then owned by Danaher in favor of all ordinary course, non-extraordinary matters approved by Align’s Board of Directors where such matters are submitted to a vote, action by written consent or other approval of Align’s stockholders, including nominees to the Board of Directors in accordance with recommendations of the Board of Directors, increases in the authorized capital stock of Align and amendments to, or adoptions of, employee stock option plans and employee stock purchase plans, in each case which are approved by Align’s Board of Directors.

Danaher also has a preemptive right to maintain its Contemplated Percentage.  If at any time Align makes any public or nonpublic offering or sale of any securities, other than those issued (i) pursuant to the granting or exercise of stock options or awards under Align’s stock incentive plans approved by the Board of Directors, (ii) in connection with acquisitions by Align to stockholders of acquired companies, or (iii) to banks or similar institutions pursuant to leasing or debt financing transactions, in connection with sponsored research, collaboration, technology license, development, OEM, marketing or other similar agreements or strategic partnerships, or to suppliers or third party service providers in connection with the provision of goods or services (the “New Securities”), Danaher has the right to acquire on the same terms up to the amount of New Securities required to enable Danaher to maintain the Contemplated Percentage.

In addition, at any time upon Danaher’s request , Align has agreed to prepare and file a shelf registration statement after August 16, 2010 covering the public resale of all Shares, subject to certain conditions, including Align’s right to postpone such registration as a result of a registration initiated by Align, or if in the good faith judgment of Align’s Board of Directors, the filing of such shelf registration statement would be detrimental to Align. Align has also agreed to allow Danaher to “piggyback” its Shares on any registration initiated by Align (other than the registration of securities and/or options or other rights in respect thereof solely registered on Form S-4 or Form S-8), subject to Align’s right to cutback the amount of such Shares from the registration under certain conditions.

Joint Development, Marketing and Sales Agreement

On August 16, 2009, Align and Ormco entered into the Joint Development, Marketing and Sales Agreement, pursuant to which the parties have agreed to an exclusive collaboration over the next seven years to jointly develop and commercialize a unique orthodontic treatment system involving the use of both Align’s Invisalign® system and Ormco Insignia® brand customized brackets and arch wire system, which system will be capable of treating even the most complex orthodontic cases.  While each party retains its rights to all of its existing intellectual property, each grants a limited license to the other to use its intellectual property in the development and commercialization of the new treatment system.

A copy of the Settlement Agreement and the Stock Purchase Agreement will be filed as an exhibit to Align’s quarterly report on Form 10-Q for the period ending September 30, 2009.

The press release announcing the transactions described above is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02.  Unregistered Sales of Equity Securities.

The information called for by this item is contained in Item 1.01, which is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description

99.1	Press Release of Align Technology, Inc. issued on August 17, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ALIGN TECHNOLOGY, INC.

Date: August 17, 2009	By:	/s/ Thomas M. Prescott
Thomas M. Prescott,
President and Chief Executive Officer